Exhibit 99.1
Confidential Investor Presentation Investor Presentation November 2022

2 Disclaimer (1) The acquisition is subject to applicable regulatory approvals, approval of the Minden shareholders and other customary closing conditions. The private placement is not conditional on the closing of the acquisition. This presentation has been prepared by us solely for informational purposes based on our own information, as well as informat ion from public and industry sources. This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any ju risdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory agency has approved or disapproved of our sec uri ties or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Our Common Stock is not a deposit a cco unt of our bank subsidiary and is not insured by the FDIC or any other governmental agency. Forward - Looking Statements This presentation includes statements that are, or may be deemed, “forward - looking statements.” In some cases, these forward - loo king statements can be identified by the use of forward - looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends ,” “may,” “could,” “might,” “will,” “should,” “ approximately,” “potential ,” “projected,” “pro forma” or, in each case, their negatives or other variations thereon or comparable terminology, although no t all forward - looking statements contain these words. Any or all of the forward - looking statements herein made by us may turn out to be incorrect. By their nature, forward - looking statements involve risks and uncertainties because they relate to future events, competitive dy namics, and banking, regulatory, and other developments, and depend on anticipated circumstances that may or may not occur (or may occur on longer or shorter time lin es than anticipated). They can be affected by inaccurate assumptions that we might make, or by known or unknown risks and uncertainties, including those discus sed in our Annual Report on Form 10 - K under Item 1A - Risk Factors, as updated by our subsequent filings with the Securities and Exchange Commission. Forward - looking statements speak only as of the date they are made. Although we believe that we have a reasonable basis for each forward - looking statement contained in this presenta tion, we caution you that forward - looking statements are not guarantees of future performance and that our actual results of operations, financial condition, a nd liquidity, and the development of the industry in which we operate may differ materially from the forward - looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in whi ch we operate are consistent with the forward - looking statements contained in this presentation, they may not be predictive of results or developments in future periods. A ny forward - looking statements that we make in this presentation speak only as of the respective dates of such statements, and we undertake no obligation to update such sta tements to reflect events or circumstances after the date of this presentation, except as required by law. Non - GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with accounting pri nciples generally accepted in the United States of America (“GAAP”). Our management uses these non - GAAP measures in its analysis of our performance. These measure s should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance w ith GAAP. Management believes the presentation of tangible common equity (“TCE”), tangible book value (“TBV”) per share, and return on average tangible common equ ity (“ROATCE”), non - GAAP financial measures that exclude the impact of intangible assets, provide useful supplemental information that is essential to a proper understanding of our financial condition and results. Non - GAAP measures are not formally defined under GAAP, and other entities may use calculation methods tha t differ from those used by us. As a complement to GAAP financial measures, our management believes these non - GAAP financial measures assist investors in comparing t he financial condition and results of operations of financial institutions due to the industry prevalence of such non - GAAP measures. A reconciliation of our non - G AAP financial measures to the most directly comparable GAAP measures has been provided herein.

Overview of Hanover Bancorp, Inc.

Company Background & Financial Snapshot

- The bank was founded in 2009 and is headquartered in Mineola, NY
- The Bank was recapitalized in 2012 by a group led by our current Chairman and CEO Michael Puorro and current members of our Board of Directors
- Successfully completed IPO and NASDAQ listing in May 2022
- Provides differentiated consumer and commercial banking services to clients in western Long Island and the New York City boroughs
  - Office recently opened in Freehold, NJ
  - Planned expansion into Hauppauge, NY (Early 2023)
- Executed an organic strategy from 2012 – 2018, focused primarily on the non-qualified mortgage niche residential lending business
- Completed two successful M&A transactions, acquiring Chinatown Federal Savings Bank in 2019 and Savoy Bank in 2021
- Successful team of seasoned bankers and banking teams from local, regional and national financial institutions
- Demonstrated track record of profitability; Hanover is highly focused around an efficient operating platform and branch network.

$ in millions	Balance Sheet at 9/30/22
Total assets	$1,840
Gross loans	1,624
Deposits	1,528
Tangible common equity	153
TCE / TA	*8.4%*
NPAs / Assets	*0.73%*

$ in millions	Profitability for Qtr. Ended 9/30/22	FYE 9/30/22
Net Income	$5.8	$23.6
Net interest margin	*4.04%*	*4.18%*
Efficiency ratio	*48%*	*50%*
Adj. ROAA [1]	*1.39%*	*1.56%*
Adj. ROATCE[1]	*15.2%*	*18.8%*

Key Metrics & Banking Footprint

9/30/22 FYE	9/30/22 FYE	9/30/22 FYE	9/30/22 FYE
$1.8B	$1.6B	$1.5B	46%
TOTAL ASSETS	TOTAL NET LOANS	TOTAL DEPOSITS	LTM Loan Growth(2)


Source: S&P Global Market Intelligence
Parsippany
Newark
Elizabeth
New York
Edison
Gateway National Recreation Area
Long Branch
Trenton
Hicksville
Levittown
West Babylon
Brentwood
Fire Island National Seashore
Headquarters
Current Branches (8)

#	Branch Name	Address	Deposits at 6/30/22 ($M)
1	Headquarters & Mineola	80 East Jericho Turnpike, Mineola, NY	$146
2	Garden City Park	2131 Jericho Turnpike,Garden City Park, NY	837
3	Flushing	138-29 39th Avenue,Flushing, NY	29
4	Forest Hills	71-15 Austin Street,Forest Hills, NY	35
5	Sunset Park	5512 8th Avenue,Brooklyn, NY	25
6	Bowery	109 Bowery,New York, NY	84
7	Midtown	600 5th Ave, 17th Floor,New York, NY	181
8	Freehold	4400 Route 9, Freehold, NJ	13

Source: S&P Global Market Intelligence; SEC Filings.
Note: All figures presented on a fiscal year basis; Hanover has a fiscal year ending September 30th.
(1) Adjusted for acquisition costs and related income tax effects. (2) Excluding PPP loans.

hanover bancorp, inc. 3

Corporate Timeline

Growth in Total Assets ($mm)


2016 – 2022 CAGR: 31%
$362
$501
$650
$849
$852
$1,485
$1,840

2016 | 2017

- Pre-2017, Organic loan generation and deposit gathering activities conducted from our single branch location
- Lending was primarily focused in the residential mortgage business and supplemented with traditional multi-family and CRE lending
- As we moved into 2016 and 2017, we revised our strategic plan to focus on additional avenues of funding, both from a product and new location standpoint
- In March and June 2017, we established offices in Forest Hills, Queens and Mineola, NY, respectively
- Our total consolidated assets grew to over $500 million during 2017

2018 | 2019

- In 2018 we announced the acquisition of Chinatown Federal Savings Bank, FSB (CFSB) and completed that transaction in 2019
- With CFSB we acquired total assets of $141.3 million, total loans of $93.6 million and total deposits of $108.8 million, as well as three branches in Manhattan and Brooklyn, NY (one of which was subsequently closed)
- The CFSB transaction helped us enhance and diversify our funding profile and further enhance our visibility in the New York City
- In February 2019 the Bank further expanded into Queens County, New York with a de novo branch in Flushing, New York

2020 | 2021

- In 2020 we announced the acquisition of Savoy Bank and subsequently completed that transaction in 2021
- In October 2020, we issued $25.0 million in subordinated notes to support the Savoy acquisition. The offering was rated investment grade
- In late 2020, we established a municipal banking business led by Michael Locorriere, who has 30 + years of banking and government experience. He previously served as EVP and Director of Municipal Banking at a recently consolidated competitor in the Long Island Market
- With Savoy we acquired total assets of $648.4 million, total loans of $573.1 million, and total deposits of $340.2 million

2022

- In Feb. of 2022, we initiated a qtly cash div. of $0.10 p/s
- In May of 2022, we announced and closed our IPO, issuing 1,466,250 common shares at $21.00 per share
- In March of 2022, we opened a new branch in Freehold, NJ
- In July of 2022, we announced a new branch location in Suffolk County Long Island, expected to be fully operational in late first calendar quarter of 2023

Note: Total assets for 2016 – 2022 as of September 30th as Hanover has a fiscal year end of September 30th.

hanover bancorp, inc. 4

5 Name Position with Hanover Age Years of Banking Experience Year Started at Hanover Michael P. Puorro CEO & Chairman 63 30 + 2012 Brian K. Finneran President 65 40 + 2017 Lance P. Burke Exec. VP & Chief Financial Officer 43 20 + 2021 McClelland Wilcox Senior Exec. VP & Chief Lending & Revenue Officer 51 20 + 2021 Kevin Corbett Exec. VP & Chief Credit Officer 63 35 + 2020 Alice Rouse Exec. VP & Chief Risk Officer 56 25 + 2017 Michael Locorriere Exec. VP & Chief Municipal Officer 54 20 + 2020 Lisa A. Diiorio First Senior VP & Chief Accounting Officer 59 25 + 2016 Hanover Executive Management Team Note : Throughout the presentation, unless otherwise specified, references to “Hanover” may be to either the holding company or the bank.

6 $501 $650 $849 $835 $1,344 $1,830 $17 $140 $10 $501 $650 $849 $852 $1,485 $1,840 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Total Assets (ex. PPP) PPP Loans $423 $559 $720 $708 $1,107 $1,614 $17 $140 $10 $423 $559 $720 $725 $1,247 $1,624 $0 $300 $600 $900 $1,200 $1,500 $1,800 Gross Loans (ex. PPP) PPP Loans $373 $468 $650 $665 $1,165 $1,528 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $13.41 $15.14 $16.92 $18.23 $18.49 $21.00 $5.00 $10.00 $15.00 $20.00 $25.00 Robust TBV Per Share & Balance Sheet Growth Note: All figures presented on a fiscal year basis ; Hanover has a fiscal year ending September 30 th .. Dollars in millions. Tangible Book Value per Share Total Loans ($ mm) Total Deposits ($mm) Total Assets ($mm) Savoy acquisition completed

7 $4.8 $9.1 $11.3 $7.5 $15.1 $34.9 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Strong and Efficient Profitability 3.14% 3.30% 3.30% 3.29% 3.97% 4.18% 3.55% 3.57% 3.57% 3.36% 3.29% 3.38% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 HNVR Peers 0.51% 0.81% 1.16% 0.58% 0.99% 1.55% 6.1% 9.9% 12.7% 6.6% 11.5% 16.1% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 ROAA ROAE $2.2 $4.6 $8.1 $5.0 $10.9 $23.6 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Success Maintaining Strong Profitability Metrics Across a Branch - lite Operating Model Source: S&P Global Market Intelligence; SEC Filings. Note: All figures presented on a fiscal year basis ; Hanover has a fiscal year ending September 30th. Peers include major exchange - traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals .. Net Income ($M) Net Interest Margin (%) ROAA and ROAE (%) Pre - Provision Net Revenue ($M) 1.1% 2.3% 1.6% 1.6% 0.9% 1.4% PPNR / Avg. Assets: '22 Per Branch ($M) HNVR $2.9 Peers $0.8 '22 Per Branch ($M) HNVR $4.4 Peers $1.3

8 46% 15% HNVR Peers Well - Positioned to Overcome Current Market Headwinds 56% 7% HNVR Peers 0.9% 15.9% HNVR Peers 1 LTM Loan Growth (ex. PPP) 8.4% 7.3% 0.0% 1.7% 8.4% 9.0% HNVR Peers FYE 22 vs FYE 21 Revenue Growth Total Securities / Assets Strong Organic Loan Generation Demonstrated Revenue Growth Securities Portfolio Exposure AOCI Impact on Tangible Capital Source: SEC Filings ; S&P Global Market Intelligence. Note: Peers include major exchange - traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. AOCI Impact on TCE Reported TCE/TA & TCE/TA (ex. AOCI Impact)

9 Investment Highlights Source : S&P Global Market Intelligence; SEC Filings. Note: All figures presented on a fiscal year basis; Hanover has a fiscal year ending September 30 th .. • Recent market consolidation has resulted in a lack of sub - $5 billion asset sized banks in the Long Island and Greater New York City Metro Area. • Since June 2020, there have been 16 bank transactions in the tri - state area, 11 of which involved targets with total assets less than $5 billion. High Degree of Franchise Scarcity Value • Since 2014, the residential mortgage operation has been highly focused on non - conforming lending in New York City. With the addition of Savoy, the Company has acquired a niche in SBA and small business commercial banking platform. • Hanover’s municipal deposit banking business is differentiated in that it is focused on long - term relationships that typically have less pricing volatility, particularly in rising rate environments. Niche Lending & Funding Expertise Drives Pricing Power • Demonstrated track record of profitability and investing in the business. Hanover is highly focused around profitability and a highly efficient operating platform and branch network. • The Company’s level of assets, loans, deposits and revenue relative to the number of branch offices is well above peers. Management believes a continued focus on operating efficiently will result in above average levels of profitability over the long - term .. Efficient, Profitable and Scalable Business Model • Since 2016, Hanover has incurred $999k in cumulative net charge - off’s, representing 15 basis points of average loans over that time period. • Total non - accrual loans at September 30, 2022 were $12.3 million, or 0.76% of total loans. • Hanover’s reserves represent 0.94% of Hanover originated loans at September 30, 2022. Disciplined Underwriting and High Quality Balance Sheet • Hanover’s executive team, which is led by Chairman and CEO Michael Puorro, has significant experience with M&A transactions and post - closing integration efforts. • In August 2019, the Company closed the CFSB acquisition and has successfully grown the former CFSB deposit franchise. • In May 2021, the Company closed the Savoy merger , an approximately $650 million total asset single branch commercial bank located in NYC. The transaction significantly diversified revenue and lending mix while boosting profitability and leveraging Savoy’s expertise in commercial and SBA lending. Demonstrated Ability to Integrate M&A Transactions

10 $76.4 $201.3 Peer Median Hanover $109.8 $230.0 Peer Median Hanover Niche Lending & Branch - Lite Model Drives Outsized Margins Niche Lending & Funding Expertise Drives Pricing Power Efficient, Profitable and Scalable Business Model 3.1% 3.3% 3.3% 3.3% 4.0% 4.2% 3.6% 3.6% 3.6% 3.4% 3.3% 3.4% 2.8% 3.0% 3.2% 3.4% 3.6% 3.8% 4.0% 4.2% 4.4% Hanover Peer Median 4.8% 5.1% 5.3% 5.4% 5.1% 5.0% 4.7% 4.9% 5.1% 4.6% 4.5% 4.4% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% Hanover Peer Median Yield on Loans Net Interest Margin ✓ A number of our business segments are focused on providing specialized lending and deposit products to specific customer groups within our markets. ✓ We are focused on providing expertise and excellent service in the chosen segments in which we operate. ✓ Since 2014 our residential mortgage operation has been highly focused on non - conforming lending in New York City. ✓ With Savoy, we acquired a niche SBA and small business commercial banking business. ✓ Our municipal deposit banking business is differentiated in that we are focused on long - term relationships and our customers are not transactional in nature. ✓ Consistently achieving a higher yield on loans than peers. ✓ Low deposit cost coupled with SBA lending growth drives Net Interest Margin Expansion. ✓ This leads to us greatly surpassing peers in Net Interest Margin performance. $91.5 $191.0 Peer Median Hanover $3.5 $8.8 Peer Median Hanover Revenue per Office Total Deposits per Office Total Net Loans per Office Total Assets per Office $0.8 $2.9 Peer Median Hanover Net Income per Office For the fiscal year ended 9/30/2022 Source: S&P Global Market Intelligence; SEC Filings .. Note: All figures presented on a fiscal year basis ; Hanover has a fiscal year ending September 30th. Peers include major exchange - traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Note: Annual data as of the fisc al years ended 9/30.

11 $423 $559 $720 $708 $1,107 $1,614 $17 $140 $10 $423 $559 $720 $725 $1,247 $1,624 $0 $300 $600 $900 $1,200 $1,500 $1,800 Gross Loans (ex. PPP) PPP Loans Dollars in 000s For the years ended September 30, Residential RE 2017 2018 2019 2020 2021 2022 Loans originated $157,461 $268,283 $334,099 $96,031 $104,567 $166,222 Loans sold 79,286 134,464 194,978 39,982 36,375 19,441 C&I (ex. PPP) 2% Construction & Land 1% Resi Mortgages 32% OO CRE 12% NOO CRE 17% Multifamily 36% Niche Lending Segments Note : All figures presented on a fiscal year basis; Hanover has a fiscal year ending September 30th .. (1) Commercial & Industrial excludes $10.2 M in PPP loans .. Loan Portfolio Composition (1) Total Loan Growth ($mm) $1.4 billion As of September 30 , 2022 1 Residential Real Estate ✓ Initiated our residential lending platform in 2013 with a focus on the boroughs of New York City ✓ We originate mainly non - qualified, alternative documentation single - family residential mortgage loans through broker referrals, our branch network and retail channels. ✓ We offer multiple products including those designed specifically for two - to four - family units 2 Commercial Real Estate (including Multi - family) 3 Commercial and Industrial ✓ CRE lending is an area of expertise for us, with the Savoy acquisition re - enforcing what we believe was an already strong CRE lending foothold in New York City ✓ We maintain a loan - to - value policy limit of 75% for commercial real estate loans ✓ We provide a mix of variable and fixed rate commercial and industrial loans which are typically made to small and medium sized businesses ✓ Prior to the acquisition of Savoy, we had a very limited portfolio of commercial and industrial loans ✓ Strategic initiative to build out the C&I business includes the opening of the Freehold branch and planned expansion into Hauppauge while simultaneously hiring a specialized C&I team

12 Noninterest - bearing Deposits 1% IB Demand, Savings & MMDA 26% Time Deposits 73% $82 $192 $219 $0 $50 $100 $150 $200 $250 $300 Sep-20 Sep-21 Sep-22 $665 $1,165 $1,528 $0 $400 $800 $1,200 $1,600 Sep-20 Sep-21 Sep-22 Growing Core Deposit Franchise • Hired a Chief Municipal Officer and supporting personnel to initiate our municipal banking business, which has grown municipal deposit balances from $ 74.3 million at December 31, 2020 to $416.9 million at September 30, 2022, at a weighted average rate of 1.19%; • Implemented a core processor IT conversion that resulted in a platform with a comprehensive suite of commercial deposit account capabilities; and • Reduced wholesale funding levels (defined as Federal Home Loan Bank (“FHLB”) borrowings, brokered deposits and Qwick Rate accounts ). Diversifying our Deposit Composition Noninterest - bearing Deposits 14% IB Demand, Savings & MMDA 64% Time Deposits 22% Deposit Growth ($mm) Noninterest - Bearing Deposit Growth ($mm) $1.5 billion As of September 30, 2022 As of September 30, 2012 $54 million

13 Asset Quality Managed Through Disciplined Policies and Procedures Note : Annual data represents 9/30 fiscal year end data .. Credit Philosophy Credit Underwriting and Administration • Management utilized strong local community ties along with their experience with both federal and New York bank regulatory agencies to create a bank that emphasizes strong credit quality. • Total loans having credit risk ratings of Special Mention or Substandard were $32.6 million at September 30, 2022 versus $51.9 million at September 30, 2021. • Total non - accrual loans at September 30, 2022 were $ 12.3 million, or 0.76% of total loans and Management believes all of the Company’s non - accrual loans are well collateralized and no specific reserves have been taken with regard to these loans. • The Company has been prudently working with borrowers negatively impacted by the COVID - 19 pandemic while managing credit risks and recognizing an appropriate allowance for loan losses. • Net charge - offs of $158K or 0.01% of average loans for the fiscal year ended 9/30/2022. • Allowance for loan losses of $12.8 million or 0.94% of Hanover originated loans at 9/30/2022, which management has determined to be adequate based on an extensive review of multiple credit and economic factors 0.00% 0.00% 0.26% 0.15% 0.64% 0.73% 0.00% 0.50% 1.00% 1.50% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Nonperforming Assets / Total Assets Net Charge - o ff’s / Average Loans 0.00% 0.00% 0.00% 0.07% 0.03% 0.01% (0.10%) (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22

14 Appendix

15 Business Strategy Creating a Differentiated Community Bank Organic Growth Strategic Acquisitions Focus on Delivering Shareholder Value • Build the premier community bank franchise serving customers and small to mid - size business in the New York City metro area and Long Island • Continue to penetrate the potential customer bases in multiple niche areas • Continue to serve the local economies in our geographic footprint by capitalizing on a focus on personalized service, the ability to realize greater economies of scale than smaller community banks and ability to provide better and more responsive service than larger regional banks • Focus on diversifying the loan portfolio through niche lending segments to generate appropriate risk - adjusted returns • Focus our niche lending on: residential real estate, commercial r eal estate and multi - family • Average loan - to - value of the mortgage underwriting portfolio at origination was 55% Diversifying Loan Portfolio through Niche Segments • The deposit and treasury management products and services complement the niche lending focus • Established a municipal banking business in 2020 with potential to produce a significant level of deposits at cost effective rates with the effort led by Michael Locorriere • Initiative is consistent with a branch - lite and highly efficient approach Complementing the Lending Efforts and Diversifying Funding • Expanded commercial banking capabilities significantly, due to the Savoy acquisition, with a particular focus on small business clients and Small Business Administration (SBA) lending • Leverage the Savoy acquisition and expand presence in the New York City market • Continue to pursue prudent and commercially attractive acquisitions in both traditional banking and select non - bank targets

16 2016 Rank Institution Deposits ($mm) 1 $2,695 2 $3,344 3 $2,926 4 $3,009 5 $3,412 6 $2,714 7 $2,260 8 $2,609 9 $1,838 10 $1,392 Significant Consolidation of NYC Metro Community Banks Provides Growth Opportunities Source: SEC Filings ; S&P Global Market Intelligence. Note: Dollars in millions. (1) Banks in the NYC MSA acquired in a given year as a percentage of the number of institutions with total assets less than $5 billion as of December 31st of the prior year. (2) Institutions ranked by asset size. Includes banks with total assets less than $5 billion as of 12/31/2016. % of Banks Acquired in NYC (1) Top 20 NYC MSA Banks in 2016 (2) Approximately 55 % of banks (1) in NYC MSA were consolidated in the last 5 years 2016 Rank Institution Deposits ($mm) 11 $1,167 12 $1,113 13 $695 14 $946 15 $835 16 $777 17 $746 18 $661 19 $718 20 $573 4.1% 8.7% 9.1% 24.3% 10.7% 18.2% 21.1% 2016 2017 2018 2019 2020 2021 2022 Acquired Institutions ranked by asset size Long Island Significantly Consolidated

17 1.03% 1.27% 3.53% 3.97% 4.05% 4.53% 5.20% 5.38% 5.94% 6.02% Los Angeles Chicago Philadelphia Miami Washington Boston New York City Atlanta Dallas Houston 5.0 6.2 6.2 6.3 6.4 7.3 7.8 9.5 13.2 20.0 Boston Atlanta Miami Philadelphia Washington Houston Dallas Chicago Los Angeles New York City 452 509 563 598 633 690 804 806 857 3,851 Houston Boston San Francisco Philadelphia Chicago Sioux Falls, SD Salt Lake City, UT Los Angeles Dallas New York City 0.9 1.0 1.0 1.1 1.1 1.2 2.3 2.8 3.0 4.2 New Jersey North Carolina Ohio Pennsylvania Georgia Illinois New York Florida Texas California New York MSA – A Leading U.S. Banking Market Source: S&P Global Market Intelligence ; SEC Filings ; US Census. Note: Small Business data as of 2018. (1) Ranking amongst ten largest populated MSAs of 2022. Population (mm) Projected Population Growth (’22 - ’27) Small Businesses (mm) Deposits ($bn) Most P opulated MSA 4 th Fastest G rowing MSA (1) 4 th Most S mall B usinesses by State Largest D eposit Market (MSA)

18 Gross Loan Portfolio Composition & Growth $ in millions $301 $423 $560 $721 $725 $1,247 $1,621 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Residential Real Estate Multi-family Real Estate Commercial Real Estate Commercial & Industrial Construction & Land Dev. Consumer $ in millions Sept. '16 Sept. '17 Sept. '18 Sept. '19 Sept. '20 Sept. '21 Sept. '22 Sept. '16 - Sept '20 CAGR Sept. '16 - Sept '22 CAGR Residential Real Estate $147 $238 $373 $465 $454 $444 $515 33% 23% Multi-family Real Estate 95 120 132 140 137 266 574 9% 35% Commercial Real Estate 52 59 49 108 114 349 473 22% 45% Commercial & Industrial 7 6 7 7 21 172 46 33% 38% Construction & Land Dev. 0 0 0 0 0 15 13 -- -- Consumer 0 0 0 1 0 0 0 -- -- Gross Loans $301 $423 $560 $721 $725 $1,247 $1,621 25% 32% Net Deferred costs (fees) (0) (1) (1) (1) (0) 1 3 Total Loans $301 $423 $559 $720 $725 $1,247 $1,624 25% 32%

19 1% 72% 11% 16% U.S GSE residential MBS - AFS Corporate Bonds - AFS U.S GSE residential MBS - HTM U.S GSE commercial MBS - HTM Due 1 - 5 Years 15% Due 5 - 10 Years 80% Due after 10 Years 5% • The Company strives to maintain an efficient level of capital, commensurate with its risk profile, on which a competitive rate of return to stockholders will be realized over both the short and long term. • Securities portfolio (AFS + HTM) equaled $16.7 million as of September 30, 2022. – AFS securities consist of $12.1 million corporate bonds and $0.2 million in residential MBS, fair value – HTM securities consist of $1.8 million residential MBS and $2.6 million in commercial MBS, amortized cost • At September 30, 2022, accumulated other comprehensive income included an unrealized loss of AFS securities of $790 thousand – Representing only 0.4% of tangible common equity (ex. AOCI) for the same period Note: Dollars in millions. (1) As of September 30, 2022. Balance Sheet Liquidity Securities Portfolio Maturity Distribution (1) Securities Portfolio Composition (1)

20 As of September 30, Non-GAAP Reconciliation Table 2022 2021 2020 2019 2018 2017 (dollars in thousands, except share data) Book value per Common Share $23.69 $22.02 $18.69 $17.28 $15.14 $13.41 Less: goodwill and other intangible assets (2.69) (3.53) (0.46) (0.36) — — Tangible book value per common share $21.00 $18.49 $18.23 $16.92 $15.14 $13.41 Common stockholders' equity $172,584 $122,529 $78,043 $71,950 $54,230 $41,778 Less: goodwill and other intangible assets (19,567) (19,648) (1,923) (1,508) — — Tangible common stockholders' equity $153,017 $102,881 $76,120 $70,442 $54,230 $41,778 Total assets $1,840,058 $1,484,641 $851,606 $848,836 $649,963 $501,358 Less: goodwill and other intangible assets (19,567) (19,648) (1,923) (1,508) — — Tangible assets $1,820,491 $1,464,993 $849,683 $847,328 $649,963 $501,358 Tangible common equity ratio 8.41% 7.02% 8.96% 8.31% 8.34% 8.33% Note: All figures presented on a fiscal year basis; Hanover has a fiscal year ending September 30 th .. Non - GAAP Reconciliation Tangible Book Value per Common Share

21 Non - GAAP Reconciliation Adjusted Net Income / Diluted Earnings per Share As of or For the Years Ended September 30, Non-GAAP Reconciliation Table 2022 2021 2020 2019 2018 2017 (dollars in thousands, except share data) Net income $23,556 $10,851 $4,974 $8,085 $4,601 $2,152 Adjustments: Acquistion costs 250 4,430 450 737 97 — Income tax effect of adjustment above (53) (1,019) (89) (177) (36) — Adjusted net income (non- GAAP) $23,753 $14,262 $5,335 $8,645 $4,662 $2,152 Diluted earnings per share $3.68 $2.28 $1.18 $2.06 $1.36 $0.78 Adjustments: Acquistion costs 0.04 0.93 0.11 0.19 0.03 — Income tax effect of adjustment above (0.01) (0.21) (0.03) (0.04) (0.01) — Adjusted diluted earnings per share (non-GAAP) $3.71 $3.00 $1.26 $2.21 $1.38 $0.78

Non-GAAP Reconciliation

Adjusted ROAA / Adjusted ROATCE

Non-GAAP Reconciliation Table	2022	2021	2020	2019	2018	2017
	As of or For the Years Ended September 30, (dollars in thousands, except share data)					
Return on average total assets	**1.55%**	**0.99%**	**0.58%**	**1.16%**	**0.81%**	**0.51%**
Adjustments:						
Acquistion costs	0.01%	0.41%	0.06%	0.11%	0.02%	—
Income tax effect of adjustment above	(0.00%)	(0.09%)	(0.01%)	(0.03%)	(0.01%)	—
Adjusted return on average total assets	**1.56%**	**1.31%**	**0.63%**	**1.24%**	**0.82%**	**0.51%**
Average common stockholders' equity	**$145,977**	**$94,072**	**$74,976**	**$63,588**	**$46,545**	**$35,312**
Less: average goodwill and other intangible assets	(19,608)	(7,672)	(1,549)	(492)	—	—
Average tangible common stockholders' equity	$126,369	$86,400	$73,427	$63,096	$46,545	$35,312
Return on average common stockholders' equity	**16.14%**	**11.53%**	**6.63%**	**12.71%**	**9.89%**	**6.09%**
Adjustments:						
Acquistion costs	0.17%	4.71%	0.60%	1.16%	0.21%	—
Income tax effect of adjustment above	(0.04%)	(1.08%)	(0.12%)	(0.28%)	(0.08%)	—
Adjusted return on average common stockholders' equity	**16.27%**	**15.16%**	**7.11%**	**13.59%**	**10.02%**	**6.09%**
Return on average tangible common stockholders' equity	**18.64%**	**12.56%**	**6.77%**	**12.81%**	**9.89%**	**6.09%**
Adjustments:						
Acquistion costs	0.20%	5.13%	0.61%	1.17%	0.21%	—
Income tax effect of adjustment above	(0.04%)	(1.18%)	(0.11%)	(0.28%)	(0.08%)	—
Adjusted return on average tangible common stockholders' equity	**18.80%**	**16.51%**	**7.27%**	**13.70%**	**10.02%**	**6.09%**

hanover bancorp, inc. 22

23 As of or For the Years Ended September 30, Non-GAAP Reconciliation Table 2022 2021 2020 2019 2018 2017 (dollars in thousands, except share data) Operating efficiency ratio (non- GAAP) 50.25% 66.95% 73.79% 58.43% 56.75% 66.44% Non-interest expense $35,181 $30,005 $21,022 $15,887 $11,880 $9,584 Adjustments: Acquistion costs 250 4,430 450 737 97 — Adjusted non-interest expense (non-GAAP) $34,931 $25,575 $20,572 $15,150 $11,783 $9,584 Net interest income - as reported 61,254 41,708 27,122 22,421 18,221 12,882 Non-interest income - as reported 8,872 3,349 1,364 4,770 2,733 1,543 Less: Gain on sale of securities for sale 105 240 — — 20 — Adjusted total revenues for adjusted efficiency ratio (non-GAAP) $70,021 $44,817 $28,486 $27,191 $20,934 $14,425 Adjusted operating efficiency ratio (non-GAAP) 49.89% 57.07% 72.22% 55.72% 56.29% 66.44% Non-interest expense to average total assets 2.31% 2.75% 2.47% 2.28% 2.09% 2.26% Acquistion costs 0.01% 0.41% 0.06% 0.11% 0.01% — Adjusted non-interest expense on average total assets (non-GAAP) 2.30% 2.34% 2.41% 2.17% 2.08% 2.26% Non - GAAP Reconciliation Adjusted Operating Efficiency Ratio / Adjusted Non - interest Expense on Avg. Total Assets